As filed with the Securities and Exchange Commission on May 25, 2000
                                                      Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          AMPCO-PITTSBURGH CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

        Pennsylvania                                            25-1117717
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                             ----------------------

                                600 Grant Street
                                   Suite 4600
                       Pittsburgh, Pennsylvania 15219-2700
                                 (412) 456-4400
               (Address of Principal Executive Offices) (Zip Code)

                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                   Rose Hoover
                          Ampco-Pittsburgh Corporation
                                600 Grant Street
                                   Suite 4600
                       Pittsburgh, Pennsylvania 15219-2700
                     (Name and address of agent for service)
                                 (412) 456-4400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Judith R. Thoyer
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

============================== ======================= ================== ====================== =========================
                                                           Proposed             Proposed
          Title of                  Amount to be            Maximum              Maximum                 Amount of
 Securities to be Registered       Registered (1)        Offering Price      Aggregate Offering     Registration Fee (2)
                                                         Per Share (2)          Price (2)
------------------------------ ----------------------- ------------------ ---------------------- -------------------------
   Common Stock, $1.00 par
       value per share             300,000 shares      $           11.156 $            3,346,800 $                     884
============================== ======================= ================== ====================== =========================

(1) Consists of 300,000 shares reserved for issuance under the 1997 Stock Option Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended. Based on the average of the low and high prices of the Common Stock on May 23, 2000 as reported by The Wall Street Journal.

                                EXPLANATORY NOTE

         The Section 10(a) prospectus being delivered by Ampco-Pittsburgh Corporation (the "Company") to participants in the Company's 1997 Stock Option Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $1.00 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed in the Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed in the Registration Statement.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The description of the Common Stock contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent of the corporation has met the applicable standard of conduct. Such determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

         (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) by the shareholders.

         Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above as contained in sections 1741 and 1742, or in defense of any claim therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the director, officer, employee or agent of the corporation is not entitled to be indemnified by the corporation.

         PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The Articles of Incorporation and By-Laws of the registrant provide that, except as prohibited by law and as described below, the directors and officers of the registrant shall be indemnified as of right in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another enterprise at the request of the registrant, except no right to indemnification shall exist in any case where the act or failure to act giving rise to the claim to indemnification is determined by a court to have constituted willful misconduct or recklessness and no such indemnification shall exist with respect to an action brought by such officer or director against the registrant.

         PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

         The Articles of Incorporation and By-Laws of the registrant also provide that the registrant may purchase and maintain insurance to protect itself and any director or officer entitled to indemnification under the By-Laws against any liability or expense asserted against such person and incurred by such person in respect of the service of such person to the registrant whether or not the registrant would have the power to indemnify such person against such liability or expenses by law or under the provisions of the By-Laws.

         The registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the registrant may receive reimbursement for amounts as to which the directors and officers are indemnified by the registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provisions.

         As permitted by PBCL Section 1713, the Articles of Incorporation and By-Laws of the registrant provide that no director shall be personally liable for monetary damages for any action taken or any failure to take any action unless such liability results from the director's breach of duty of performance of duty or any failure of performance which occurred prior to January 27, 1987. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL
Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person or ordinary prudence would use under similar circumstances.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

5.1   --   Opinion of Robert F. Schultz, Esq. as to the legality of shares of
           Common Stock being registered.

23.1  --   Consent of PricewaterhouseCoopers LLP.

23.2  --   Consent of Deloitte & Touche LLP.

23.3  --   Consent of Robert F. Schultz, Esq. (included in his opinion filed as
           Exhibit 5.1).

24.1  --   Power of Attorney (included on the signature page hereto).

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 23, 2000.

                                     AMPCO-PITTSBURGH CORPORATION


                                     By: /s/ Robert A. Paul
                                         ------------------
                                         Robert A. Paul
                                         President and Chief Executive Officer

         We, the undersigned officers and directors of Ampco-Pittsburgh Corporation, hereby severally constitute Louis Berkman, Robert A. Paul and Ernest G. Siddons, and each of them singly, our true and lawful attorneys-in-fact with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Ampco-Pittsburgh Corporation to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


    Signatures                              Title                    Date
    ----------                              -----                    ----

/s/ Louis Berkman             Chairman of the Board and Director    May 23, 2000
-----------------

/s/ Robert A. Paul            President and Chief Executive         May 23, 2000
------------------            Officer and Director (Principal
                              Executive Officer)

/s/ Ernest G. Siddons         Executive Vice President and Chief    May 23, 2000
---------------------         Operating Officer

/s/ Marliss D. Johnson        Vice President Finance, Controller    May 23, 2000
----------------------        and Treasurer (Principal Financial
                              and Accounting Officer)

/s/ Leonard M. Carroll        Director                              May 23, 2000
----------------------

/s/ William D. Eberle         Director                              May 23, 2000
---------------------

/s/ Laurence E. Paul          Director                              May 23, 2000
--------------------

/s/ Carl H. Pforzheimer, III  Director                              May 23, 2000
----------------------------

                                INDEX TO EXHIBITS
                                -----------------
                                                                 Sequential Page
Exhibits                                                             Number
--------                                                             ------

5.1 -- Opinion of Robert F. Schultz, Esq. as to the legality of shares of Common Stock being registered.

23.1 -- Consent of PricewaterhouseCoopers LLP.

23.2 -- Consent of Deloitte & Touche LLP

23.3 -- Consent of Robert F. Schultz, Esq. (included in his opinion filed as Exhibit 5.1).

24.1 -- Power of Attorney (included on the signature page hereto).